EXHIBIT 13

POWERS OF ATTORNEY

POWER OF ATTORNEY

We, the undersigned Trustees/Managing Board Members of Transamerica Partners Portfolios and Asset Allocation Variable Funds (collectively, the “Portfolios”) hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Portfolios and hereby constitute and appoint ALISON RYAN and TANÉ T. TYLER each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Portfolios on Forms N-3 and N-4, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and general to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after March 17, 2015.

This Power of Attorney may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/S/ MARIJN P. SMIT Marijn P. Smit	Trustee/Managing Board Member and Chairperson	March 17, 2015

/S/ SANDRA N. BANE Sandra N. Bane	Trustee/Managing Board Member	March 17, 2015

/S/ LEO J. HILL Leo J. Hill	Trustee/Managing Board Member	March 17, 2015

/S/ DAVID W. JENNINGS David W. Jennings	Trustee/Managing Board Member	March 17, 2015

/S/ RUSSELL A. KIMBALL, JR. Russell A. Kimball, Jr.	Trustee/Managing Board Member	March 17, 2015

/S/ EUGENE M. MANNELLA Eugene M. Mannella	Trustee/Managing Board Member	March 17, 2015

/S/ PATRICIA L. SAWYER Patricia L. Sawyer	Trustee/Managing Board Member	March 17, 2015

/S/ JOHN W. WAECHTER John W. Waechter	Trustee/Managing Board Member	March 17, 2015

/S/ ALAN F. WARRICK Alan F. Warrick	Trustee/Managing Board Member	March 17, 2015

/S/ VINCENT J. TONER Vincent J. Toner	Vice President, Treasurer and Principal Financial Officer	March 17, 2015

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and the Chief Financial Officer of MONY Life Insurance Company, (“Company”) by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Wayne E. Stuenkel, Richard J. Bielen, Carl S. Thigpen, Steven G. Walker or Max Berueffy, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the Registration Statement on Form N-4 filed by the Company for the MONY Keynote Series Variable Annuity (File No. 33-19836), an individual flexible premium deferred variable and fixed annuity product, with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1933 and the Investment Company Act of 1940 and, further, to execute and sign any and all post-effective amendments to such Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal this 21st day of April, 2017.

/s/ Wayne E.Stuenkel	/s/ Richard J. Bielen
Wayne E. Stuenkel	Richard J. Bielen

/s/ Carl S. Thigpen	/s/ Steven G. Walker
Carl S. Thigpen	Steven G. Walker

/s/ Marcia Drucker Alzraki	/s/ Cathy Suzanne Wright
Marcia Drucker Alzraki	Cathy Suzanne Wright

/s/ Stephen Doak Foster
Stephen Doak Foster

WITNESS TO ALL SIGNATURES:

/s/ Max Berueffy
Max Berueffy